PURCHASE AND SALE AGREEMENT


     THIS AGREEMENT, effective as of the 1st day of January 1997, is made and entered into by and between NATIONSBANK OF TEXAS, N.A., AS TRUSTEE FOR TRUSTS #1190, AND #1191 ("Seller") and TIPPERARY OIL & GAS CORPORATION ("Buyer").

     1. BASIS OF AGREEMENT. Seller and Buyer are parties to that certain Joint Operating Agreement, dated May 15, 1992, by and between Tri-Star Petroleum Company, as Operator, and Seller, Buyer and others, as non-operators, relative to the development of the area known as the Comet Ridge Project, State of Queensland, Australia ("the Operating Agreement"). The Operating Agreement is attached hereto as Exhibit "A" and incorporated herein by reference for all purposes. Seller desires to sell all of its right, title and interest of any nature under the Operating Agreement, including, without limitation, all contract rights and any undivided interest in any real or personal property which Seller owns or has the right to acquire under the terms of the Operating Agreement presently or in the future, and Buyer desires to purchase all of Seller's right, title and interest of any nature under the Operating Agreement, including, without limitation, all contract rights and any undivided interest in any real or personal property which Seller owns or has the right to acquire under the terms of the Operating Agreement presently or in the future, all in accordance with the terms and conditions of this Purchase and Sale Agreement ("the Agreement").

     2. ASSETS TO BE PURCHASED AND SOLD. Subject to the terms set forth in this Agreement, and the reservation of interest described below, Seller agrees to sell to Buyer and Buyer agrees to buy from Seller the following interests credited to Seller under the "Percentage Interest of the Parties" in paragraph 3 of Exhibit "A" to the Operating Agreement, to wit:

                                         B.                      C.
                          A.        In Leasehold          In Acquisition,
                          In      Ownership & Lease    Drilling, Development
                      Production  Operating Expenses  WorkOver & Capital Costs
                         (%)             (%)                     (%)

Before Project Payout   1.6875          1.875                    2

After Project Payout    1.44            1.6                      1.6


in and to the following described Assets, all subject to the terms and conditions of the Operating Agreement:

     (a) Seller's undivided interest, if any, in and to, and Seller's right to acquire an undivided interest in and to, the Authority to Prospect (the "ATP") listed and described on Exhibit "B" attached hereto, and on Exhibit "B" attached to the Operating Agreement, and any extension, renewal or replacement of the ATP, howsoever denominated, and Seller's rights, if any, to any previously relinquished or lapsed acreage;

     (b) Seller's undivided interest, if any, in and to, and Seller's right to acquire an undivided interest in and to the petroleum leases listed and described on Exhibit "B" attached hereto (the "Leases"), and any additional petroleum or other oil, gas and mineral leases, all authorities to prospect or pipeline licenses or other tenements issued in the future covering acreage described by the ATP or any extension, renewal or replacement of the ATP;

     (c) Seller's undivided interest, if any, in and to, and Seller's right to acquire an interest in and to, the wells listed and described on Exhibit "C" attached hereto (the "Wells"), including all formations and depths within or below the wellbore, whether or not presently productive;

     (d) Seller's undivided interest, if any, in and to, and Seller's right to acquire an undivided interest in and to, all personal and mixed property located on the lands covered by the ATP and Leases and used in operations conducted on same, whether located on or off the wellsites, the Leases or the acreage described by the ATP;

     (e) Seller's undivided interest, if any, in and to, and Seller's right to acquire an undivided interest in and to, all permits, licenses or leases, servitudes, rights-of-way, easements, pipeline licenses (including pipeline license number 27) and any other tenements or similar rights associated with the ATP and Leases and or operation of the ATP and Leases, whether presently existing or created, issued or accrued in the future, and any interest in (or right to acquire an interest in) any application for any of the foregoing;

     (f) Seller's undivided interest in and to, and the right to acquire an undivided interest in and to, any and all gas purchase and sale agreements, crude purchase and sale agreements, leases of equipment or facilities and any and all other agreements and rights which are (i) appurtenant to the ATP, Leases or Wells, or (ii) used or held for use in connection with the ownership or operation of the Wells or with the production, treatment, sale or disposal of water, hydrocarbons or associated substances produced, used or disposed of in connection with the Wells, ATP or the Leases;

     (g) All of Seller's tax benefits or tax deductions under the laws of Australia, the State of Queensland or any municipality thereof, whether or not presently accrued, owned by or vested in Seller, including, without limitation, any tax benefits or deductions which may be transferred to Buyer under Australia's Income Tax Assessment Act.

     (h) All of Seller's contract rights under the Operating Agreement, express or implied and presently existing or arising in the future of any nature whatsoever, including, but not limited to, all choses-in-action, whether or not presently owned by or vested in Seller.

     The rights and interests described in paragraphs (a) through (h) above are collectively referred to in this Agreement as "the Assets".

     3. CONTRACTUAL RESERVATION OF SELLER. Seller hereby excepts and reserves and shall retain a contractual right to 25% of the proceeds of oil and gas actually produced, without deduction of any costs or taxes except the following:

     (a)  gathering, compression and transportation costs; and

     (b) any taxes incurred by reason of the production of oil and gas (including, without limitation any ad valorem tax), but excluding any income tax, and attributable to the 2% interest (before and after payout as the case may be), transferred by Seller to Buyer hereunder. It is agreed that such interest reserved by Seller will be 0.46875% before payout and 0.4000% after payout; provided, however, if the interest transferred to Buyer hereunder is less than above stated then the contractual interest shall be proportionately reduced.

     4. PURCHASE PRICE AND CLOSING. The Purchase Price for the Assets shall be Eight Hundred Eighty-Eight Thousand Two Hundred Seventy-Four and 51/100 Dollars ($888,274.51) (the "Purchase Price"). The sale shall be completed at a closing (the "Closing") to be held in the offices of Hammett & Taylor, 5 Post Oak Park, 24th Floor, Houston, TX 77027, or some other location as agreed by the parties, on or before January 31, 1997, (the "Closing Date"). At the Closing, Seller shall deliver to Buyer a fully executed Assignment in the form attached hereto as Exhibit "D." The Purchase Price, less Ten Thousand and no/100 ($10,000.00) Dollars previously paid by Buyer to Seller, the receipt of which is hereby acknowledged, shall be paid to Seller by wire transfer.

     5. THE EFFECTIVE DATE. The Effective Date hereof, for all purposes, shall be January 1, 1997, at 7:00 a.m., Greenwich Mean Time Plus Ten, local time, Brisbane Australia.

     6. POST-CLOSING ADJUSTMENTS. Within sixty (60) days after the Closing, the parties shall undertake to agree with respect to the adjustments or payments that were not finally determined as of the Closing, and the amount due from Buyer or Seller, as the case may be, pursuant to the Post-closing adjustment. Seller shall provide Buyer access to such of Seller's records as may be reasonably necessary to a determination of Post-closing adjustments. Payment by Buyer or Seller shall be made in immediately available funds within five (5) days of agreement. If the Post-closing adjustment has not been agreed upon within the time period set forth herein, either party may seek to enforce any rights it claims hereunder. Notwithstanding the above, however, the parties agree that the Purchase Price is not subject to adjustment. The parties also agree that if, as a result of any audit of the joint interest billings under the Joint Operating Agreement, there is a credit for overpayment of expenses attributable to the interests conveyed by Seller to Buyer, whether paid before or after the Effective Date, that credit shall accrue solely to the benefit of Buyer and shall not be refundable to Seller.

     7. MUTUAL REPRESENTATIONS AND WARRANTIES. Each party hereto represents and warrants to the other that:

          a. The person executing this Agreement and the transactions contemplated hereby has all authority necessary to enter into this Agreement and to perform all its obligations hereunder;

          b. The execution, delivery and performance of this Agreement and the transactions contemplated hereby will not:

               (i) violate or conflict with any provision of any Certificate of Incorporation, Corporate By-Laws, trust agreement or other trust instrument or other governing document of any nature;

              (ii) result in the breach of any term or condition of, or constitute a default or cause the acceleration of any obligation under any agreement or instrument to which it is a party or by which it is bound; or

             (iii) violate or conflict with any applicable judgment, decree, order, permit, law, rule or regulation, state or federal, of the United States of America.

          c. This Agreement has been duly executed and delivered on its behalf, and at the Closing all documents and instruments required hereunder will have been duly executed and delivered. This Agreement, and all such documents and instruments shall constitute legal, valid and binding obligations enforceable in accordance with their respective terms, except to the extent enforceability may be impacted by bankruptcy, reorganization, insolvency or similar laws affecting creditors rights generally; and

          d. No legal or administrative proceeding is pending or threatened that would prohibit it from entering into or consummating this Agreement.

     8.   SELLER'S REPRESENTATIONS AND WARRANTIES.

          a. Seller agrees to convey, assign and transfer its contract, property and other rights in the Assets to be purchased by Buyer and Seller for itself, its successors and assigns agrees to warrant and defend the title of Buyer, its successors and assigns to the interest and properties against every person whomsoever claiming the same of any part thereof by, through and under Seller, but not otherwise.

          WITH RESPECT TO THE WELLS, EQUIPMENT AND OTHER ITEMS OF PERSONALTY WHICH MAY BE COVERED HEREBY, THE SAME ARE USED AND ARE SOLD ON "AS IS" AND "WHERE IS" BASIS WITH ALL FAULTS IF ANY. SELLER SHALL HAVE NO LIABILITY TO BUYER FOR ANY CLAIMS, LOSS, OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY, INCIDENTALLY OR CONSEQUENTIALLY BY SAID WELLS, EQUIPMENT OR PERSONAL PROPERTY, BY ANY INADEQUACY THEREOF OR THEREWITH, ARISING IN STRICT LIABILITY OR OTHERWISE, OR IN ANY WAY RELATED TO OR ARISING OUT OF THIS AGREEMENT. SELLER MAKES NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND INCLUDING THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO SAID WELLS, EQUIPMENT AND PERSONAL PROPERTY AND EXPRESSLY DISCLAIMS ANY WARRANTIES WITH RESPECT THERETO.

          b. Seller represents and warrants that the interests which Buyer shall receive shall include production or the right to proceeds of production from each well located on the ATP and Leases in an amount which is not less than the percentage net revenue interest set forth in Paragraph 2 above. In addition, Seller represents that the interest to be conveyed, assigned and transferred to Buyer shall not require Buyer to bear a greater percentage of costs and expenses than the percentage working interest set forth in Paragraph 2 above. This representation of warranty is by, through and under Seller, but not otherwise.

          c. Seller represents that it has full and complete ownership of the Assets conveyed hereunder and that the Assets to be purchased by Buyer are free and clear of all liens, judgments, mortgages and other burdens or encumbrances, created by Seller. Provided, however, Seller's interest is subject to that certain Settlement Agreement between it and Tri-Star Petroleum Company dated the 25th day of October, 1996, a copy of which has been furnished to Buyer.

          d. Seller represents that its contract rights and/or title to undivided interest in the Assets to be purchased by Buyer has not been forfeited under the terms of any Joint Operating Agreement covering said interests and that it is not in arrears with respect to any joint interest billing account.

          e. Seller hereby transfers to Buyer the full right of subrogation to enforce the covenants and warranties, if any, which Seller is entitled to enforce against Seller's predecessors in title to the subject interest in the Assets to be purchased by Buyer hereunder.

          f. Seller represents that, upon request by Buyer, it will execute and return to Buyer a 124AB Notice under Australia's Income Assessment Act.

     9.   ALLOCATION OF LIABILITY AND INDEMNIFICATIONS.

          a.   DEFINITIONS.

          The term "BUYER'S ASSUMED LIABILITIES" shall mean and include:

               (i) All costs, expenses, liabilities and obligations assumed or otherwise agreed to be paid by Buyer pursuant to the terms of this Agreement; and

              (ii) All costs, expenses, liabilities, claims and obligations arising out of, in connection with, or resulting directly or indirectly from the ownership or operation of the Assets, (excluding Seller's Retained Liabilities), insofar as such claims relate to periods of time subsequent to the Effective Date.

          The term "SELLER'S RETAINED LIABILITIES" shall mean and include:

               (i) All costs, expenses, liabilities and obligations assumed or otherwise agreed to be paid by Seller pursuant to the terms of this Agreement;

              (ii) All costs, expenses, liabilities, claims and obligations, including all attorney's fees, arising out of, in connection with or resulting directly or indirectly from the ownership or operation of the assets or production or sale of hydrocarbons attributable to the Assets, insofar as such claims relate to periods of time prior to the Effective Date; and

             (iii) All legal fees charged to the joint account and attributable to the interests purchased and sold hereunder prior to the Effective Date.

          b. LIABILITIES. Buyer agrees to assume, pay, perform, fulfill, discharge and be liable for all of Buyer's Assumed Liabilities, and Seller agrees to retain, pay, perform, fulfill, discharge and be and remain liable for all of Seller's Retained Liabilities.

          c. SELLER'S INDEMNITY. SUBJECT TO THE PROVISIONS OF SECTION 8(a), ABOVE, SELLER AGREES TO DEFEND. INDEMNIFY AND HOLD HARMLESS BUYER. ITS OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES, OR ANY OF THEM. FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, SUITS, CONTROVERSIES, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, COURT COSTS, REASONABLE EXPENSES OF LITIGATION AND REASONABLE ATTORNEY'S FEES) ARISING DIRECTLY OUT OF SELLER'S OWNERSHIP OR USE OF THE INTEREST IN THE ASSETS TO BE PURCHASED HEREUNDER; PROVIDED, HOWEVER, THAT THIS INDEMNITY SHALL BE LIMITED TO THOSE CLAIMS, RIGHTS, DEMANDS AND CAUSES OF ACTION ARISING FROM ACTIVITY OCCURRING PRIOR TO THE EFFECTIVE DATE OF THE SALE.

          d. BUYER'S INDEMNITY. BUYER AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS SELLER, ITS OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES, OR ANY OF THEM, FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, SUITS, CONTROVERSIES, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, COURT COSTS, REASONABLE EXPENSES OF LITIGATION AND REASONABLE ATTORNEY'S FEES) ARISING DIRECTLY OUT OF BUYER'S OWNERSHIP OR USE OF THE INTEREST IN THE ASSETS TO BE SOLD HEREUNDER; PROVIDED, HOWEVER, THAT THIS INDEMNITY SHALL BE LIMITED TO THOSE CLAIMS, RIGHTS, DEMANDS AND CAUSES OF ACTION ARISING FROM ACTIVITY OCCURRING ON OR AFTER THE EFFECTIVE DATE OF THE SALE.

     10. REVIEW AND INSPECTION OF THE ASSETS. Prior to the Closing, Buyer shall have the right to perform due diligence review and inspection of the Assets. Seller shall make available, both before and after Closing, to Buyer all information and data relating to the Assets as they may have and as reasonably requested by Buyer, including, but not limited to the following (a) financial and accounting records; (b) production, engineering, geological and geophysical data and reports for the Leases; (c) copies of engineering, geological and geophysical studies, subject to any license and non-disclosure requirements; (d) copies of seismic data across any of the Leases (subject to any license restriction and non-disclosure requirements); (e) title records, including, but not limited to, copies of the Leases; (f) material and relevant information concerning pending litigation (excluding information subject to attorney-client or attorney work product privilege); (g) regulatory compliance;
(h) contracts between Seller and third parties with regard to the Assets; and
(i) all permits and licenses pertaining to the Assets. Nothing contained in this paragraph shall obligate Seller to take any action or expend any money to acquire anything for Buyer which Seller does not already have in its possession. Seller does not represent that it has all of the above referenced material in its possession, nor does Seller warrant the accuracy of any such material.

     11. WAIVER. Seller and Buyer certify that they are not "Consumers" within the meaning of the Texas Deceptive Trade Practices - Consumer Protection Act, Subchapter E of Chapter 17, Sections 17.41, et seq., of the Texas Business and Commerce Code, as amended (the "DTPA"). The parties covenant, for themselves and for and on behalf of any successors and assignees, that if the DTPA is applicable (a) the parties are "business consumers" hereunder, (b) each party hereby waives and releases all of its rights and remedies thereunder (other than Section 17.555, Texas Business and Commerce Code) as applicable to the other party and its successors, and (c) each party shall defend and indemnify the other from and against any and all claims, demands, or causes of action of or by that party or any successor or any of its affiliates based in whole or in part on the DTPA, arising out of or in connection with the transaction set forth in this Agreement.

                             WAIVER OF CONSUMER RIGHTS
                             -------------------------

          PURCHASER WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES
          - CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF PURCHASER'S OWN SELECTION, PURCHASER VOLUNTARILY CONSENTS TO THIS WAIVER.

     12. NOTICES. All communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been fully made if actually delivered, or if mailed by registered or certified mail, postage prepaid, return receipt requested, to the address as set forth below:

          SELLER
          NationsBank of Texas, N.A., Trustee
          Trust #1190
          Trust #1191
          Attention:  W. H. Bolch
          P. O. Box 830308
          Dallas, TX  75283
          Telephone No.:   214-508-2424
          Telecopier No.:  214-508-3088

          BUYER
          Tipperary Oil & Gas Corporation
          633 Seventeenth Street
          Suite 1550
          Denver, Colorado 80202
          Attention: David L. Bradshaw
          Telephone: (303) 293-9379
          Telecopier: (303) 292-3428

     13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS EXCLUDING, HOWEVER, ANY PROVISION OF TEXAS LAW THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF A DIFFERENT JURISDICTION.

     14. GOVERNMENTAL APPROVALS. Subsequent to the Closing, Seller agrees to cooperate fully with Buyer in obtaining any desired consents or approvals of the Government of Australia, or any State thereof, including the taking of any steps necessary to seek the consent or approval of any transfer into, or any minister or other governmental official of any of the foregoing, Seller of any part of the interests in the Assets acquired hereunder, together with the execution of any document necessary, in the judgment of Buyer, or its counsel, to obtain any such consent or approval, or to perfect the title of Seller or Buyer or obtain any necessary sanction of the Operating Agreement.

     15. FURTHER ASSURANCES. Incidental and subsequent to Closing, each of the parties shall execute, acknowledge, and deliver to the other such further instruments (including any stamp duty or other form necessary for, or incident to, the notation, sanction, approval or transfer to Buyer of any title or interest in either the Assets or the Operating Agreement), and to take such other actions as may be reasonably necessary to carry out the provisions of this Agreement.

     16. EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement, including attorneys' and accountants' fees.

     17. EXISTING RELATIONSHIP. Seller and Buyer are co-working interest owners in the Assets. As a result of this relationship, Buyer acknowledges that it is thoroughly familiar with the condition of the interests and properties to be sold to it, and that it has extensive and personal knowledge of all operations which have been conducted by the working interest owners on and with respect to the interests and properties which are the subject of this Agreement.

     18. ARBITRATION. Seller and Buyer agree that all disputes or disagreements arising under the terms of this Agreement or arising with respect to any obligations assumed by the parties hereto shall be submitted to binding arbitration subject to the rules of the American Arbitration Association, except as to the choice of arbitrators. The arbitrators shall be chosen by each party choosing an arbitrator who shall select a third arbitrator. If the chosen arbitrators fail to agree on a third arbitrator, either party may petition any state District Court in Midland County, Texas, to select a third arbitrator.

     19. EXHIBITS. All exhibits to this Agreement are incorporated herein by reference.

     20. SUCCESSORS AND ASSIGNS. The terms, covenants and conditions hereof bind and inure to the benefit of Buyer and Seller and their respective successors and assigns.

     21. CONFLICTS. In the event of a conflict between this Agreement and the terms and conditions of the Operating Agreement, the provisions of this Agreement shall prevail. In all other respects, this Agreement shall supersede all prior agreements between the parties hereto regarding the subject matter hereof, whether written or oral.

     22. SURVIVAL. The covenants, obligations, indemnities, representations and warranties included in this Agreement shall survive the Closing and remain actionable thereafter.

     23. PRODUCT OF NEGOTIATION. This Agreement is the product of negotiation between Buyer and Seller. No fiduciary duty owed by Buyer and Seller in any prior agreement between Buyer and Seller shall apply to the process of negotiation of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties before the undersigned competent witnesses as of the date first written above.

WITNESSES:                         SELLER:

                                   NATIONSBANK OF TEXAS, N.A.,
                                   as Trustee for Trusts #1190 and #1191

/s/ Jeanne Davis                   By:  /s/ W. H. Bolch
------------------------------          ----------------------------------------
                                        W. H. BOLCH
/s/ Billy N. Henson
------------------------------
                                   Its:   Vice President
                                   DATE:  January 30, 1997


                                   BUYER:

/s/ James V. Hammett, Jr.          TIPPERARY OIL & GAS CORPORATION
------------------------------

/s/ Helen Pal
------------------------------
                                   By:  /s/ David L. Bradshaw
                                        ----------------------------------------
                                        DAVID L. BRADSHAW
                                   Its: President and Chief Executive Officer
                                   DATE:  January 29, 1997